UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

___________________________________________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

___________________________________________________

Date of Report (Date of earliest event reported): December 21, 2017

NATE’S FOOD CO.
(Exact name of registrant as specified in its charter)

Colorado

(State or other jurisdiction of incorporation)

000-52831	46-3403755
(Commission File No.)	(IRS Employer Identification No.)

15151 Springdale Street Huntington Beach, California 92649
(Address of principal executive offices) (zip code)

(949) 381-1834
(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2 (b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c))

Item 8.01 Other Events

On January 18, 2018, the Company released an 8-K that included the following information, but which did not include the names of the Consulting groups or the name of the food broker we have retained.

On December 21, 2017, the Company entered into an agreement with two Consulting groups, Slingshot CP 2 and JAE Capital Advisors, who will be working together on behalf of the Company, expanding our presence in the retail food industry. The Consultants will be providing sales, marketing, distribution and logistics management, as well as financial management advice and assistance. Since January 1, 2018, the Consultants have commenced meetings with retail vendors and established relationships with product fulfillment centers in order to improve the efficiency of online sales. The Company has also retained the services of Kreative Sales & Marketing, as a food broker.

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Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Nate’s Food Co.

Dated: February 6, 2018.	By:	/s/ Nate Steck
	Name:	Nate Steck
	Title:	CEO

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